Exhibit 99.01

CONTACTS:

	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2013 FIRST QUARTER RESULTS

Clinical Reagent Revenue Growth of 23% Driven by Continued Momentum of Xpert® Test Portfolio

SUNNYVALE, California, April 18, 2013 – Cepheid (Nasdaq: CPHD) today reported revenues for the first quarter of 2013 of $91.9 million, representing growth of 19% from $77.3 million for the first quarter of 2012. Net income was $0.3 million, or $0.00 per share, which compares to net loss of $5.5 million, or $(0.08) per share, in the first quarter of 2012.

Excluding employee stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the first quarter of 2013 was $7.8 million, or $0.11 per share. This compares to a non-GAAP net loss of $1.2 million, or $(0.02) per share, in the first quarter of 2012.

“This was a solid start to 2013 for Cepheid with strong performance in our commercial clinical reagents driven both by broader test menu utilization by our installed base of more than 3,000 commercial GeneXpert® system customers globally and by new customer adoption,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “Our leading portfolio of molecular HAI tests continues to drive Cepheid’s growth, but we were particularly pleased with the very strong level of interest in Xpert CT/NG in the first quarter, with about 10% of our North American installed base already using or validating the assay.”

Operational Overview

•	By business, total sales were, in millions:

	Three Months Ended March 31,
	2013	2012	Change
Clinical Systems	$12.5	$12.5	0%
Clinical Reagents	67.1	54.4	23%

Total Clinical	79.6	66.9	19%
Non-Clinical & Other	12.3	10.4	18%

Total Sales	$91.9	$77.3	19%

•	By geography, total sales were, in millions:

	Three Months Ended March 31,
	2013	2012	Change
North America
Clinical	$52.2	$45.5	15%
Non-Clinical & Other	11.4	8.9	28%

Total North America	63.6	54.4	17%

International
Clinical	27.4	21.4	28%
Non-Clinical & Other	0.9	1.5	-40%

Total International	28.3	22.9	24%

Total Sales	$91.9	$77.3	19%

•

During the quarter, Cepheid installed a total of 125 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 157 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 4,117 GeneXpert systems have been placed worldwide as of March 31, 2013.

•	GAAP gross margin on sales was 53% and non-GAAP gross margin on sales was 55%, which compares to 54% and 55%, respectively, in the first quarter of 2012.

•	Cash and cash equivalents were $102.0 million as of March 31, 2013.

•	DSO was 45 days.

Business Outlook

For the fiscal year ending December 31, 2013, the Company continues to expect:

•	Total revenue to be in the range of $375 to $385 million;

•	Net income to range from a net loss of $(0.05) to net income of $0.01 per share;

•	Non-GAAP net income in the range of $0.41 to $0.46 per share.

Expected non-GAAP net income excludes approximately $29 million related to stock compensation expense and approximately $4 million related to the amortization of acquired intangibles. The fully diluted share count for the year is expected to be approximately 72 million, except in the event of a GAAP loss where the share count would be approximately 67 million shares.

The following table reconciles net income (loss) per share to the non-GAAP net income per share range:

	Guidance Range for Year
	Ending December 31, 2013
	Low	High
Net Income (Loss) Per Share	$(0.05)	$0.01
Stock Compensation Expense	0.40	0.39
Amortization of Purchased Intangible Assets	0.06	0.06

Non-GAAP Measure of Net Income Per Share	$0.41	$0.46

Accessing Cepheid’s 2013 First Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, April 18, 2013, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee stock-based compensation expense, amortization of purchased intangible assets and a tax benefit related to an intercompany intellectual property transaction. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee Stock-based Compensation Expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax Benefit Related to Intercompany Intellectual Property (IP) Transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the first quarter ended March 31, 2012. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net income/loss and profitability, including on a non-GAAP basis, and test menu expansion and utilization. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our ability to successfully complete and bring on line additional manufacturing lines; our success in increasing direct sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; variability in systems placements and reagent pull-through in the Company’s HBDC program and the level of sales through that program; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

# # # #

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Sales:
System and other sales	$16,010	$15,230
Reagent and disposable sales	75,928	62,062

Total sales	91,938	77,292

Costs and operating expenses:
Cost of sales	42,892	35,608
Collaboration profit sharing	2,110	1,684
Research and development	17,727	22,102
Sales and marketing	19,126	14,512
General and administrative	9,763	11,051

Total costs and operating expenses	91,618	84,957

Income (loss) from operations	320	(7,665)
Other income, net	374	238

Income (loss) before income taxes	694	(7,427)
Benefit from (provision for) income taxes	(381)	1,901

Net income (loss)	$313	$(5,526)

Basic net income (loss) per share	$0.00	$(0.08)

Diluted net income (loss) per share	$0.00	$(0.08)

Shares used in computing basic net income (loss) per share	66,824	65,027

Shares used in computing diluted net income (loss) per share	69,406	65,027

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$101,988	$95,779
Accounts receivable, net	45,046	43,999
Inventory	78,239	70,114
Prepaid expenses and other current assets	12,907	9,448

Total current assets	238,180	219,340
Property and equipment, net	59,990	54,830
Other non-current assets	745	913
Intangible assets, net	18,207	18,767
Goodwill	37,660	37,694

Total assets	$354,782	$331,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,466	$33,701
Accrued compensation	15,926	16,540
Accrued royalties	6,859	7,992
Accrued and other liabilities	3,472	4,235
Current portion of deferred revenue	12,354	9,599
Current portion of notes payable	186	183

Total current liabilities	82,263	72,250
Long-term portion of deferred revenue	1,009	1,156
Notes payable, less current portion	1,641	1,685
Other liabilities	8,579	8,911

Total liabilities	93,492	84,002

Shareholders’ equity:
Common stock	362,012	355,867
Additional paid-in capital	123,806	117,217
Accumulated other comprehensive income	757	56
Accumulated deficit	(225,285)	(225,598)

Total shareholders’ equity	261,290	247,542

Total liabilities and shareholders’ equity	$354,782	$331,544

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$313	$(5,526)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,768	2,475
Amortization of intangible assets	1,560	1,441
Unrealized exchange differences	444	—
Stock-based compensation related to employees and consulting services rendered	6,277	5,498
Changes in operating assets and liabilities:
Accounts receivable	(1,047)	1,943
Inventory	(7,814)	(5,457)
Prepaid expenses and other current assets	(3,528)	(3,538)
Other non-current assets	168	(768)
Accounts payable and other current liabilities	8,342	(1,600)
Accrued compensation	(614)	(3,071)
Deferred revenue	2,608	251

Net cash provided by (used in) operating activities	10,477	(8,352)

Cash flows from investing activities:
Capital expenditures	(8,929)	(4,587)
Payments for technology licenses	(1,000)	—
Cost of acquisitions, net	—	(16,992)

Net cash used in investing activities	(9,929)	(21,579)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	6,145	19,409
Principal payment of notes payable	(41)	—

Net cash provided by financing activities	6,104	19,409

Effect of exchange rate change on cash	(443)	(495)

Net increase (decrease) in cash and cash equivalents	6,209	(11,017)
Cash and cash equivalents at beginning of period	95,779	115,008

Cash and cash equivalents at end of period	$101,988	$103,991

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Cost of sales	$42,892	$35,608
Stock compensation expense	(542)	(635)
Amortization of purchased intangible assets	(854)	(333)

Non-GAAP measure of cost of sales	$41,496	$34,640

Gross margin on sales per GAAP	53%	54%
Gross margin on sales per Non-GAAP	55%	55%

Operating expenses	$46,616	$47,665
Stock compensation expense	(5,735)	(4,863)
Amortization of purchased intangible assets	(374)	(316)

Non-GAAP measure of operating expenses	$40,507	$42,486

Income (loss) from operations	$320	$(7,665)
Stock compensation expense	6,277	5,498
Amortization of purchased intangible assets	1,228	649

Non-GAAP measure of income from operations	$7,825	$(1,518)

Net income (loss)	$313	$(5,526)
Stock compensation expense	6,277	5,498
Amortization of purchased intangible assets	1,228	649
Tax benefit related to intercompany IP transaction	—	(1,815)

Non-GAAP measure of net income	$7,818	$(1,194)

Basic net income (loss) per share	$0.00	$(0.08)
Stock compensation expense	0.10	0.08
Amortization of purchased intangible assets	0.02	0.01
Tax benefit related to intercompany IP transaction	—	(0.03)

Non-GAAP measure of net income per share	$0.12	$(0.02)

Diluted net income (loss) per share	$0.00	$(0.08)
Stock compensation expense	0.09	0.08
Amortization of purchased intangible assets	0.02	0.01
Tax benefit related to intercompany IP transaction	—	(0.03)

Non-GAAP measure of net income per share	$0.11	$(0.02)

Shares used in computing basic net income (loss) per share	66,824	65,027

Shares used in computing diluted net income (loss) per share	69,406	65,027